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                                                                    EXHIBIT 33.2

                REPORT ON ASSESSMENT OF COMPLIANCE WITH SERVICING
                 CRITERIA PURSUANT TO ITEM 1122 OF REGULATION AB
                     FIRST NATIONAL CREDIT CARD CENTER, INC.

                                                       Date: March 28, 2008

     The undersigned, a duly authorized representative of First National Credit Card Center, Inc. (the "Servicer"), hereby certifies as follows:

     (1) The Servicer is responsible for assessing its compliance with the servicing criteria set forth in 17 C.F.R. Section 229.1122(d) ("Item 1122(d) of Regulation AB"), except for servicing criteria specified in (1)(iii); (2)(iii) and (vi); 3(iii) and (iv); and 4(x) of Item 1122(d) of Regulation AB, which the Servicer has determined are inapplicable to the activities it performs with respect to the credit card asset backed securities transactions issued by First National Master Note Trust (the "Platform") being serviced (such applicable criteria, after giving effect to the exceptions identified above, the "Applicable Servicing Criteria"), as of and for the year ended December 31, 2007 relating to the servicing of the Platform;

     (2) The Servicer used the servicing criteria in Item 1122(d) of Regulation AB to assess compliance with the Applicable Servicing Criteria;

     (3) The Servicer is in compliance with the Applicable Servicing Criteria relating to the Platform as of and for the year ending December 31, 2007 in all material respects; and

     (4) Deloitte & Touche LLP, an independent registered public accounting firm, has issued an attestation report for the Platform on the Servicer's assessment of compliance with the Applicable Servicing Criteria as of and for the year ending December 31, 2007.




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                                         FIRST NATIONAL BANK CREDIT CARD
                                         CENTER, INC.



                                         By    /s/ Stephen F. Eulie
                                             ---------------------------
                                               Stephen F. Eulie
                                               President





                                         FIRST NATIONAL BANK CREDIT CARD
                                         CENTER, INC.



                                         By    /s/ Patrick J. Burns, Sr.
                                             ---------------------------
                                               Patrick J. Burns, Sr.
                                               Chief Financial Officer

















              [Signature page to Report on Assessment of Compliance
                   of First National Credit Card Center, Inc.]